Exhibit 99.1

Jaguar Health Files First Quarterly Earnings Report Since July 2017 Merger with Napo Pharmaceuticals

As a Result of the Merger, Jaguar Shows Positive Net Income for Q3 2017

San Francisco, CA (November 20, 2017): Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar or the Company), a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis, announced that the Company filed its first quarterly earnings report today since the merger between Jaguar Animal Health and Napo Pharmaceuticals (Napo) became effective on July 31, 2017. The report, filed on Form 10-Q with the U.S. Securities and Exchange Commission (SEC), covers the third quarter of 2017. As stated in the 10-Q, Jaguar registered net income and comprehensive income of approximately $4.75 million in third-quarter of 2017.

Per the Company’s 10-Q, Jaguar’s total net revenue for the third quarter of 2017 was $1.1 million, comprised of approximately $346,000 of revenue for Mytesi®, approximately $82,000 of Neonorm™ product revenue, and approximately $655,000 of collaboration revenue. Total net revenue for the third quarter of 2016 was approximately $50,000, comprised solely of Neonorm™ product revenue. Quarter over quarter, Jaguar’s total net revenue was approximately $1.0 million higher in 2017 than 2016.

Total net revenue for the nine months ending September 30, 2017 was approximately $2.8 million, comprised of approximately $346,000 of Mytesi® product revenue, approximately $236,000 of Neonorm™ product revenue, and $2.2 million of revenue stemming from the collaboration agreement between Jaguar and Elanco US Inc. Total net revenue for the nine months ended September 30, 2016 was approximately $113,000.

“The third quarter of 2017 was the first period for which Jaguar reported consolidated human and animal revenue and financial results. Since the merger became effective July 31, 2017, there are only two months of human-product revenue and financial results included in the Q3 earnings report we filed today and in our year-to-date financial statements. The net income and comprehensive income figures listed in the Q3 2017 earnings report are the result of tax consequences of the acquisition of Napo by Jaguar, and are not an operational result that we would expect to see repeated in the current quarter as we continue to ramp up our sales and marketing efforts for Mytesi®. However, Mytesi® sales are clearly benefiting from the meaningful spend on marketing, advertising, medical education, and promotional activities we’ve been able to put in place following the merger—in addition to the efforts of our recently expanded team of highly experienced HIV sales representatives,” Lisa Conte, Jaguar’s president and CEO, stated, “as evidenced by the fact that average monthly Mytesi® sales increased 50% from August through October 30th of this year versus the first seven months of 2017.”

As Jaguar announced on November 14, 2017 in a press release and during a conference call, gross sales in August, September, and October of 2017, were approximately $1.1 million for Mytesi® (crofelemer), the first-in-class, FDA-approved anti-secretory human prescription drug product of Napo, which is now Jaguar’s wholly-owned subsidiary. Napo’s receipt of cash is based on gross sales, defined as cashflow from the movement of product from our third-party logistics warehouse to wholesalers. For the first seven months of 2017, Mytesi® gross sales were $2.8 million.  For interested individuals who were unable to join the conference call, a replay of the webcast is available on the investor relations section of Jaguar’s website (click here) for 90 days following the call. Additionally, a dial-in replay of the call is available through November 21, 2017, at 844-512-2921 (U.S. Toll Free) or 412-317-6671 (International). Participants must use the following code to access the dial-in replay of the call: 6593876.

GAAP Reported Mytesi® Revenues, Contrasted with Operational Mytesi® Sales (a Cashflow Activity)

The Company recognizes net Mytesi® revenue by deducting allowances and medicaid charges from Mytesi® proceeds when product moves from wholesalers to retail organizations. Gross sales figures issued by the Company represent Mytesi® orders placed by wholesalers with Jaguar’s third-party logistics warehouse which generate invoiced sales and cashflow for Napo. As stated in the third-quarter earnings report filed today by Jaguar with the SEC, which only includes Mytesi® figures for the post-merger time period of August and September of this year, Mytesi® revenue in August and September totaled approximately $166,000 and $198,000, respectively. For the month of October, 2017, Mytesi® revenue totaled approximately $207,000.

Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of Mytesi®, salesperson performance, and product growth or declines. We believe that the presentation of gross sales provides a closer to real-time useful measure of our operating performance. Gross sales is not a measure that is recognized under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

Mytesi® is a prescription treatment for diarrhea that works differently, by acting locally in the GI tract to normalize the flow of water. Mytesi® does not have drug-drug interactions with ART, does not affect GI motility, and has side effects that are similar to placebo.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Mytesi® is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and as a second-generation anti-secretory agent for use in cholera patients. Canalevia™ is our lead animal prescription drug candidate, intended for treatment of various forms of diarrhea in dogs. Equilevia™ is Jaguar’s non-prescription product for total gut health in equine athletes. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are Jaguar’s lead non-prescription animal products. Mytesi®, Canalevia™, Equilevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding planned, potential follow-on indications for Mytesi®. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX